SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

_______________

FORM 8-K
Amendment to Current Report
______________

Pursuant to Section 13 or 15(d) of
The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 8, 2005 (November 28, 2005)

SoftNet Technology Corp.
(Exact name of Registrant as specified in charter)

    Nevada                                    000-07693                                     74-3035831
(State or other                        (Commission file                           (I.R.S. Employer
jurisdiction of                              number)                             Identification Number)
incorporation)

1 Anderson Road, Suite 105
Bernardsville, New Jersey  07924
(Address of Principal Executive Offices)

(908) 204-9911
(Telephone Number, Including Area Code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (See General Instruction A.2. below):

[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.02    Termination of a Material Definitive Agreement

       On or about November 28, 2005, the Company terminated a certain Loan Agreement, dated June 2005, by and between Alexander Holtermann (as Lender) and the Company (as Borrower) under which the Company issued 100,000,000 of its restricted Class A Common Stock (Share Certificate Numbers ST 0177 and ST 0178) as collateral for a loan in the amount of 30% of the Market Value of the Company’s Class A Common Stock as defined in the Loan Agreement.

       The Loan Agreement was terminated due to the Lender’s failure to fund the loan.  By letter dated November 28, 2005 the Company returned Share Certificate Numbers ST 0177 and ST 0178 to the Company’s transfer agent for cancellation.  There are no further obligations outstanding with respect the Loan Agreement

Item 2.02 Results of Operations and Financial Condition

       On or about August 23, 2005, the Securities and Exchange Commission (the “Commission”) issued a comment letter seeking clarification with regard to, among other things, revenue recognition for the Company and certain of its subsidiaries specifically as they relate to the Form 10-KSB for the year ended December 31, 2004 and the Forms 10-QSB for the quarters ended March 31, 2005 and June 30, 2005.  By letter dated September 9, 2005 the Company responded and sought consideration to file any restated financial reports, as it disclosed it may be required to do in its press releases dated May 31, 2005 (“Softnet Technology’s 2nd Quarter Revenue Surges Past 1st Quarter – Generates Record Revenue With 30 Days Still Left in the Quarter”) and July 14, 2005 (“SoftNet Technology Provides Revenue Guidance For 3rd and 4th Quarters – 100% Growth or Higher Expected”) following the completion of the comment process.  Many of the inquiries relate to WholeSale By Us, LLC which is no longer at subsidiary of the Company (see Form 8-K filed November 4, 2005).  On or about November 3, 2005, the Commission issued a further comment letter, on the same issues, requesting additional elaboration and clarification on the Company’s prior responses.  The Company is in the process of preparing a supplemental response and restating the required financial filings.

Item 9.01  Financial Statements and Exhibits.

a.       Financial Statements of Businesses Acquired.
          None

b.      Pro Forma Financial Information.
         None

c.       Exhibits.
          99.01         Loan Agreement by and between Alexander Holtermann and the Company dated
                            June 2005.

Signatures

       Pursuant to the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated:  December 8, 2005                                                        SoftNet Technology Corp.
                                                                                                 (Registrant)

                                                                                                  /s/  James M. Farinella
                                                                                                  James M. Farinella/President and CEO